EXHIBIT 10.7

FORM OF SALE, TRANSFER AND ASSIGNMENT AGREEMENT

THIS SALE, TRANSFER AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of February            , 2008, by and between Medallion Financial Corp., a Delaware corporation (the “Transferor”), [            ] (the “Transferee”), and National Security Solutions Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Transferor owns common stock, par value $0.001 per share, (“Common Stock”), in the Corporation;

WHEREAS, the Transferee desires to purchase and acquire from the Transferor, and the Transferor desires to sell, transfer and assign (this “Transfer”) to the Transferee [            ] shares of Common Stock for $0.01 per share (the “Transferred Shares”) for an aggregate purchase price of $[            ] (the “Purchase Price”); and

WHEREAS, pursuant to a Stock Purchase Agreement, dated as of January 10, 2008, between the Corporation and the Transferor (as such agreement may be amended from time to time, the “Original Agreement”), the Transferor has obtained certain rights from, and certain obligations to, the Corporation.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

SECTION 1. Transfer of the Shares. The Transferor hereby agrees to sell, transfer and assign to the Transferee, and the Transferee hereby agrees to purchase and acquire from the Transferor, the Transferred Shares. The purchase and sale pursuant to this Section 1 shall be effective as of the date hereof upon payment of the Purchase Price.

SECTION 2. Representations of the Transferor. The Transferor hereby represents and warrants to the Transferee as follows: (a) the Transferor is the record and beneficial owner of the Transferred Shares, and (b) the Transferor has the authority and power to sell and assign the Transferred Shares to the Transferee.

SECTION 3. Incorporation by Reference. The terms and conditions of the Original Agreement are expressly incorporated herein by reference as if fully set forth herein.

SECTION 4. Agreement to be Bound. The Transferee hereby (i) agrees to bound by the Original Agreement as if Transferee were named as Purchaser therein, except that the parties agree that Transferee has no obligation under Section 1 (Agreement to Purchase), as if such Transferee had executed the Original Agreement as a Purchaser (as defined therein) on the date of the Original Agreement, and (ii) affirms that the representations and warranties of the Purchaser as set forth in the Original Agreement are true, complete and correct as if given by the Transferee on the date hereof;

SECTION 5. Failure of Underwriters to Exercise Over-allotment Option in Full. As set forth in Section 7.1 (Failure of Underwriters to Exercise Over-allotment Option in Full), Transferee will forfeit to the Corporation, and the Corporation shall accept from the Transferee, at no cost, the number of shares of Common Stock determined by multiplying (a) [(750,000/5,750,000) MULTIPLIED BY NUMBER OF SHARES PURCHASED] shares by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the Underwriter upon the exercise of its Over-allotment Option, and (ii) the denominator of which is 3,000,000. Capitalized terms used in this Section 5 shall have the meaning ascribed to such term in the Original Agreement.

SECTION 6.

[FOR A. LASZLO: Agreement to Vote and Irrevocable Proxy.

(a) The Transferee hereby agrees that from and after the date hereof through the consummation of the Business Combination (as defined in the Original Agreement), with respect to any matter upon which the stockholders of the Corporation are entitled to vote, that such Transferee shall vote all Transferred Shares as directed by the Transferor and in accordance with the terms of the Original Agreement; provided, that where a vote pursuant to the direction of the Transferor would cause Transferee to be in violation of Section 9 (Voting of Shares) of the Original Agreement, this Section 6 shall not govern.

(b) The Transferee hereby constitutes and appoints any authorized officer of Transferor its true and lawful proxy and attorney-in-fact to vote all Transferred Shares which Transferee beneficially owns as of the date hereof, with respect to any matter upon which the stockholders of the Corporation are entitled to vote.

The proxy and power of attorney granted herein shall be irrevocable as of the date hereof through the consummation of the Business Combination, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by the Transferee. The Transferee shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of the Transferee.

In the event that the Transferee fails for any reason to vote his Transferred Shares in accordance with the requirements of Section 6(a) hereof, then any authorized officer of the Transferor shall have the right to vote such shares on behalf of the Transferee in accordance with the provisions of this Section 6(b).]

[FOR K. BOYDA: [Intentionally Omitted].]

SECTION 7. Transfer on Books of the Corporation. The Transferor hereby authorizes the Corporation to reflect this Transfer on its books and to take such other action necessary and appropriate to effectuate this Transfer of the Transferred Shares.

SECTION 7. Headings. The headings of the sections of this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

SECTION 8. Further Assurances. The parties hereto agree to execute any and all documents necessary to effectuate the transactions contemplated hereunder.

SECTION 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

TRANSFEROR:

MEDALLION FINANCIAL CORP.

By:
Name:
Title:

TRANSFEREE:

Name:

CORPORATION:

NATIONAL SECURITY SOLUTIONS INC.

By:
Name:
Title: